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                                                                    EXHIBIT 10.9

                        AMENDMENT TO EMPLOYMENT AGREEMENT


         THIS AMENDMENT ("Amendment") is entered into by and between Fred Furman ("Employee") and PMR Corporation, Inc., a Delaware corporation ("Company"), effective as of May 1, 2002 the (the "Effective Date").

         WHEREAS, Employee and Company are parties to that certain Employment Agreement dated to be effective as of August 25, 1999 (the "Agreement"); and

         WHEREAS, pursuant to Section 12 of the Agreement, Employee and Company may amend the Agreement; and

         WHEREAS, Company and Employee now desire to amend the Agreement; and

         NOW, THEREFORE, for and in consideration of the premises and the mutual benefits to the parties arising out of this Amendment, the receipt and sufficiency of which are hereby acknowledged by the parties, Company and Employee agree that the Agreement shall be amended as follows:

         1. Section 4.4 of the Agreement shall be amended by adding the following new Section.4.4.4 and 4.4.5:

                  "4.4.4. Termination in Contemplation of Merger. If Executive's employment is terminated by Executive or the Company in contemplation of, upon or within one hundred-eighty (180) days following the merger of the Company with and into Psychiatric Solutions, Inc., a Delaware corporation ("PSI"), the terms of which are set forth in that certain Agreement and Plan of Merger, dated on or about May 6, 2002, among the Company, PMR Acquisition Corporation, and PSI (respectively, the "Merger" and the "Merger Agreement"), then upon Executive's furnishing to the Company or its successor an executed waiver and release of claims (a form of which is attached hereto as Exhibit A), Executive shall be entitled to the following payments equal to:

                  (i) Any payable and unpaid Base Salary in effect for Executive at the time of such termination pursuant to Section 3.1 and accrued and unused vacation earned through the date of such termination of employment;

                  (ii) An amount equal to three (3) times Executive's annual Base Salary in effect under Section 3.1 at the time of such termination; and

                  (iii) An amount equal to three (3) times the average of Executive's annual bonus payment(s) over the past five (5) consecutive years, including any years in which no bonus was made to Executive.

The determination of whether a termination of employment is "in contemplation of the Merger" shall be determined by the Company in its sole and absolute discretion. Such payments shall be payable upon the effective date of Executive's termination of employment and shall be subject to standard withholdings and deductions. If the Merger Agreement is terminated by any parties to the Merger Agreement prior to the consummation of the Merger, this
Section 4.4.4 and all its provisions shall be
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null and void and of no effect, and if applicable, Executive may be entitled to receive payment under another provision of Section 4.4.

                  4.4.5 Limitations on Compensation Upon Termination. Notwithstanding any provision in this Section 4.4, under no circumstances shall Executive be entitled to receive a payment under more than one of Sections 4.4.1 through 4.4.4 (including without limitation, for example, if Executive's termination upon or within 180 days following the Merger constitutes a termination by the Company without Cause or termination by Executive for Good Reason as described in Section 4.4.3)."

         2.       As amended hereby, the Agreement is ratified and reaffirmed.


                  EXECUTED this 1st day of May, 2002, to be effective as of the Effective Date.

                                             PMR CORPORATION


                                             By: /s/ Reggie Roman
                                                 --------------------------

                                             Title: Chief Financial Officer
                                                    -----------------------

                                             FRED FURMAN

                                                  /s/ Fred Furman
                                             ------------------------------


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